Exhibit 4(b)(10)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                               Principal Amount:

REGISTERED                                                     $__________

No. FXSP-_____                                                 CUSIP __________

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B
                            (FIXED RATE; S&P LINKED)

Interest Rate:       _____%

Original Issue Date: ________, ____    Redeemable On and After:   ________, ____

Maturity Date:       ________, ____    Optional Repayment Date(s):________, ____

     THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount stated above plus the Supplemental Redemption Amount (as defined below), if any, on the Maturity Date shown above and to pay interest on the principal amount at the rate per annum equal to the Interest Rate shown above until the principal hereof is fully paid or duly made available for payment. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) semiannually in arrears on April 15 and October 15 of each year (each an "Interest Payment Date") commencing with the Interest Payment Date next following the Original Issue Date specified above (the "Original Issue Date") provided that, if the Original Issue Date is later than the Regular Record Date and prior to the next succeeding

Interest Payment Date, interest shall be so payable commencing with the second Interest Payment Date following the Original Issue Date, and on the Maturity Date shown above, the date of redemption (the "Redemption Date"), if any, or the date of optional repayment (the "Optional Repayment Date"), if any, on said principal amount at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on the Interest Payment Date referred to above, will, as provided in the Indenture referred to below, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or the October 1, whether or not a Business Day, as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shown above or, if applicable, upon redemption or optional repayment, will be payable to the Person to whom the principal hereof shall be payable; and provided, further, however, that if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of and interest on this Note and the Supplemental Redemption Amount shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date or Redemption Date, if any, or Optional Repayment Date, if any) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer of immediately available funds, if the registered holder of at least $10,000,000 in principal amount of Notes entitled to such interest has so requested by a notice in writing delivered to the Trustee not less than 16 days prior to the Interest Payment Date on which such payment is due, which notice shall provide appropriate instructions for such transfer.

     The principal hereof, the Supplemental Redemption Amount and interest due at maturity will be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     This Note is one of the series of Medium-Term Notes, Series B, of the Company.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ___________________________

                                             THE BEAR STEARNS COMPANIES INC.


                                             By:____________________________
                                                       President


ATTEST:


__________________________________
             Secretary


[Corporate Seal]

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:_________________________________
                                                 Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B
                            (FIXED RATE; S&P LINKED)

     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991 (herein called the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

SUPPLEMENTAL REDEMPTION AMOUNT

     The "Supplemental Redemption Amount" with respect to this Security equals:

                   (Ending Index Value - Starting
                            Index Value)
principal amount x ------------------------------- x [Participation Rate]
                     Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The "Starting Index Value" equals _____. The "Ending Index Value" will be determined by Bear, Stearns & Co. Inc. (the "Calculation Agent," which term includes any successor thereto) and will equal [the average (arithmetic mean) of] the closing value[s] (the "Index Value") of the S&P 500 Composite Stock Price Index (the "Index") determined on [each of] the [first five] Calculation Day[s] (as defined below) [during the Calculation Period (as defined below)]. [If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the Index Value on such Calculation Day.] If no Calculation Day[s] occur[s] [during the

Calculation Period] because of Market Disruption Events (as defined below), then the Ending Index Value will equal the Index Value determined on the [Valuation Date (as defined below)] [last scheduled Business Day (as defined below) in the Calculation Period], regardless of the occurrence of a Market Disruption Event on such day. ["Calculation Period" means the period from and including the seventh scheduled Business Day prior to the maturity date to and including the second scheduled Business Day prior to the maturity date.] "Calculation Day" means [the Valuation Date, provided no Market Disruption Event has occurred on the Valuation Date, or, if a Market Disruption Event has occurred on the Valuation Date, the first Business Day after the Valuation Date on which a Market Disruption Event has not occurred that is no more than four Business Days after the Valuation Date][any Business Day during the Calculation Period on which a Market Disruption Event has not occurred]. ["Valuation Date" means [Valuation Date], or if such date is not a Business Day, the immediately following Business Day.] For purposes of determining the Ending Index Value, a "Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index (as defined below) is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

     If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on [the] [each] Calculation Day, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate the Index Value with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means the occurrence or existence during the one-half hour period before the close of the relevant exchange of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise):

          (i) in securities that comprise 20% or more of the securities included in the Index; or

          (ii) in options contracts or future contracts on the Index;

if, in any such case, such suspension or limitation is, in the determination of the Calculation Agent, material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (x) the portion of the level of the Index attributable to that security relative to (y) the overall level of the Index, in each case immediately before that suspension or limitation.

DISCONTINUANCE OF THE INDEX

     If Standard & Poor's ("S&P") discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then the relevant Index Value shall be determined by reference to the value of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on the [applicable] Calculation Day. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause written notice thereof to be furnished to the Trustee and to Holders of the Notes.

     If S&P discontinues publication of the Index prior to, and such discontinuance is continuing on, [the] [any] Calculation Day and the Calculation Agent determines that no Successor Index is available at such time, then on [the] [such] Calculation Day, the Calculation Agent shall determine the Index Value on [the] [such] Calculation Day. The Index Value shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Calculation Day of each security most recently comprising the Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Securities. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

GENERAL

     If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $25,000), at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon, and premium and other amounts, if any, due thereon, payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof under the surrender hereof.

     If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). If no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to maturity. On and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $25,000) at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon, and premium and other amounts, if any, due thereon, payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than three Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such third Business Day. Exercise of the repayment option shall be irrevocable.

     If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of, and any accrued and unpaid interest on all the Notes and a Supplemental Redemption Amount, calculated as though the date of early repayment were the maturity date of the Notes, due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest of this Note and the Supplemental Redemption Amount, if any, with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $25,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

     The interest rate payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

     All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--                as tenants in common

TEN ENT--                as tenants by the entireties

JT TEN-- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT--      __________________       Custodian __________________
                              (Cust)                             (Minor)

                                   Under Uniform Gifts to Minors Act

                         _____________________________________________________
                                               (State)

Additional abbreviations may also be used though not in the above list.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on

     _______________, _____ (the "Optional Repayment Date")

at a price equal to the principal amount thereof, together with interest thereon, and premium and other amounts, if any, due thereon, to the Optional Repayment Date, to the undersigned at
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                   (Please Print or Typewrite Name and Address
                  Including Postal Zip Code of the Undersigned)

     For this Note to be repaid, the Trustee must receive at 450 West 33rd Street, New York, New York 10001, Attention: Debt Operations--8th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid:

                                   $______________________;

and specify the denomination or denominations (which shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note which will be issued for the portion not being repaid):

Dated: ____________________________


                                        ________________________________________
                                        Note:  The  signature  to this Option to
                                        Elect Repayment must correspond with the
                                        same as  written  upon  the face of this
                                        Note   in   every   particular   without
                                        alteration or enlargement.

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

                        ________________________________
                        (Please Insert Social Security or
                      Other Identifying Number of Assignee)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Please Print or Typewrite Name and Address Including
                          Postal Zip Code of Assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:____________________________


                                             ___________________________________

__________________________________
      (Signature Guarantee)